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                                                                    EXHIBIT 11.1

                           Pro Forma Computation of Earnings Per Share


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                                                           For the Year Ended  For the Year Ended
                                                           December 31, 1996   December 31, 1995
                                                           ------------------  ------------------

Net Income (in 000's)....................................         $   106,748         $    94,929
                                                                  -----------         -----------

Pro forma weighted average number of shares outstanding..          91,430,000          90,000,000
                                                                  -----------         -----------
Pro forma earnings per share.............................                1.17                1.05
                                                                  ===========         ===========

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